CLOSING AGENDA
CONIFER HOLDINGS, INC.

September 29, 2016

1. Sixth Amendment to Amended and Restated Credit Agreement (12861663)

2. Amendment to Note (12861657)

3. Consistency Letter (12867340) (Bank and Bodman Only)

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") dated as of September 29, 2016, by and between Conifer Holdings, Inc., a Michigan corporation ("Company") and Comerica Bank ("Bank").

RECITALS:

A. Company and Bank entered into an Amended and Restated Credit Agreement dated as of September 29, 2014, as amended by three amendments ("Agreement").

B. Company and Bank desire to amend the Agreement all as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. The following definition in Section 1 of the Agreement is amended to read as follows:

"Revolving Credit Maturity Date" shall mean November 1, 2016.

2. Company hereby represents and warrants that, after giving effect to the provisions of this Amendment, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

3. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

4. Company hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Company has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Agreement, or any

amendments, extensions or modifications thereto, or Bank's administration of debt evidenced by the Agreement or otherwise.

5. This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) executed and delivered by Company to Bank of an Amendment to Note in form and substance acceptable to Bank.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK	**CONIFER HOLDINGS, INC.**
By:____________________	By: [signature]
Its: Vice President	Its: president

Detroit_12861663_1

Comerica **Amendment to Note**

This Amendment to Note ("Amendment"), made, delivered, and effective as of September 29, 2016, by and between Conifer Holdings, Inc. ("Borrower") and COMERICA BANK ("Bank").

WHEREAS, Borrower and Bank are parties to that certain note in the original principal amount of $17,500,000 dated September 29, 2014, as amended ("Note"); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1. The Maturity Date is now November 1, 2016.
2. Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorney fees, with regard to the preparation and execution of this Amendment.
3. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.
4. All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.
5. Borrower waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank's actions or omissions in connection with the Note, or any amendments, extensions or modifications thereto, or Bank's administration of the debt evidenced by the Note or otherwise.
6. This Amendment is not an agreement to any further or other amendment of the Note.
7. Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

CONIFER HOLDINGS, INC.

By:____________________
SIGNATURE OF

Its: President
TITLE (IF APPLICABLE)

COMERICA BANK

By:____________________
SIGNATURE OF PAUL G. RUSSO

Its: Vice President